Exhibit 4.1

                           LEXMARK INTERNATIONAL, INC.

                                    as Issuer


                                       and


                        LEXMARK INTERNATIONAL GROUP, INC.

                                  as Guarantor

                                       to


                              THE BANK OF NEW YORK

                                   as Trustee


                         ------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of June 22, 2000


                                       to

                                    Indenture


                            Dated as of May 11, 1998


                           ------------------------------------

                                  $150,000,000

                          6 3/4% Senior Notes due 2008



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         FIRST SUPPLEMENTAL INDENTURE dated as of June 22, 2000,  among LEXMARK
INTERNATIONAL, INC., a Delaware corporation (the "Issuer"), LEXMARK INTERNATIONAL GROUP, INC., a Delaware corporation (the "Guarantor") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

         WHEREAS,   the  Issuer  and  Guarantor  have  heretofore  executed  and
delivered  to  the  Trustee  an  Indenture   dated  as  of  May  11,  1998  (the
"Indenture"), providing for the issuance of $150,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2008 (the "Notes");

         WHEREAS, the Issuer and Guarantor have entered into that certain Agreement and Plan of Merger dated as of February 29, 2000 (the "Merger Agreement"), providing for the merger of the Guarantor with and into the Issuer (the "Merger");

         WHEREAS, the Issuer, Guarantor and Trustee desire by this First Supplemental Indenture pursuant to and as contemplated by Section 801 of the Indenture, that the Issuer expressly assume all of the obligations related to the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance or observance of every covenant of the Indenture to be performed or observed by the Guarantor as Guarantor pursuant to the terms of the Indenture;

         WHEREAS,   the  execution  and  delivery  of  this  First  Supplemental
Indenture has been authorized by resolutions of the Boards of Directors of the Issuer and Guarantor; and

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                    ARTICLE I

                     ASSUMPTION OF OBLIGATIONS AS GUARANTOR

         Section 1.01 Assumption. The Issuer hereby expressly and unconditionally assumes all obligations related to the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance or observance of each and every covenant, agreement and undertaking of the Guarantor in the Indenture as of the effective time of this First

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Supplemental  Indenture,  and also hereby expressly and unconditionally  assumes each and every covenant, agreement and undertaking of the Guarantor in each Note outstanding on the date of this First Supplemental Indenture.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         Section 2.01 Defined Terms. For all purposes of this First Supplemental
                      -------------
Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

         Section 2.02 Indenture.  Except  as  amended  hereby,  the
                      ---------
Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

         Section 2.03  Governing Law. THIS FIRST  SUPPLEMENTAL  INDENTURE SHALL
                       -------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

         Section 2.04  Successors.  All  agreements  of the Issuer in this First
                       ----------
Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

         Section 2.05  Duplicate  Originals.  All parties may sign any number of
                       --------------------
copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         Section 2.06 Severability. In case any one or more of the provisions in
                      ------------
this First Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

         Section 2.07 Trustee  Disclaimer.  The Trustee accepts the amendment of
                      -------------------
the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and Guarantor, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the

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Issuer and Guarantor by corporate  action or otherwise,  (iii) the due execution hereof by the Issuer and Guarantor or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

         Section 2.08 Effectiveness.  This First Supplemental  Indenture shall
                      -------------
become effective July 1, 2000, 12:01 a.m. E.D.S.T., conditioned only upon its execution, the prior receipt by the Trustee of an Officer's Certificate from each of the Issuer and Guarantor, and an opinion of counsel to the Issuer, each of which shall be dated no earlier than the date hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  First
Supplemental Indenture to be duly executed as of the day and year written above.


                                             LEXMARK INTERNATIONAL, INC.
                                             as Issuer


                                             By:   /s/ Gary E. Morin
                                                  -----------------------------
                                                   Executive Vice
                                                     President and Chief
                                                     Financial Officer




                                             LEXMARK INTERNATIONAL GROUP, INC.
                                             as Guarantor


                                             By:   /s/ Gary E. Morin
                                                  -----------------------------
                                                   Executive Vice
                                                     President and Chief
                                                     Financial Officer





                                             THE BANK OF NEW YORK
                                             as Trustee


                                                  /s/ Robert A. Massimillo
                                                  -----------------------------
                                                  By:    Robert A. Massimillo
                                                  Title: Assistant Vice
                                                            President